Exhibit (a)(1)(ii)

OFFER EXPIRES: APRIL 25, 2026

ASSIGNMENT FORM PURCHASE OFFER FOR STARWOOD REAL ESTATE INCOME TRUST, INC. ENDING APRIL 25, 2026 UNLESS EXTENDED
RETURN TO Cox Capital Partners 1333 Race Street Philadelphia, PA 19107	CONTACT US Phone: 484-840-5281 Email: service@coxcp.com
INSTRUCTIONS

Important information:

•        Use this form to request to participate in the Cox Capital Partners Purchase Offer of Starwood Real Estate Income Trust, Inc.

•        Please type or print clearly.

•        A Medallion Signature Guarantee and/or custodial approval is required when submitting this form.

•        If your shares are held in custody, e.g., an IRA or other retirement account, you must obtain custodial approval. If custodial authorization is required in Section 6, send the form to the custodian for approval prior to sending to Cox Capital Partners.

•        Please include a copy of your account statement with your assignment form to assist with the completion of the transaction.

SECTION 1
Investor Information

This section is used to identify the existing account. In this section, we require both your name and your account registration. Your account registration is the name of your account as it appears on your statement, e.g., Fidelity IRA FBO John Smith or The John Smith Family Trust dtd 1/1/1900. Your name and registration may or may not be the same. Additional documentation may be required if tendering from a Trust, Corporation, Retirement Plan, or Partnership account. If there are any name changes, powers of attorney, estate or probate documents, or corporate documents, please provide with your assignment form to expedite the transfer process.

SECTION 2
Share Purchase Request

This section identifies the class and number or value of Shares you wish to have purchased in this offer. Please note that if you wish to offer more than one class of Shares, you must submit a separate form for each class of Shares. If you incorrectly choose which class of Shares you own, Cox Capital Partners will amend this Assignment Form for you based on what Shares you deliver. Such correction will still constitute a valid offer and it may impact the purchase price of your offer to sell.

SECTION 3
Financial Advisor Information

This section identifies your financial advisor and their contact information. Please indicate the financial advisor we can contact to assist with this transaction.

PLEASE VISIT COXCAPITALPORTAL.COM FOR HELP COMPLETING THE NECESSARY DOCUMENTATION

OFFER EXPIRES: April 25, 2026

SECTION 4
Payment Instructions

This section indicates where proceeds should be sent. Please note that all proceeds will be sent via wire. If your account is held in custody such as an IRA or another broker-controlled account, we are required to send your proceeds to your custodial account. For all non-custodial accounts, please attach a voided check to verify your wire instructions.

SECTION 5
Purchase Considerations

This section informs you of important purchase considerations.

SECTION 6
Authorized Signatures of Current Owner(s)

Original signatures of the current account owners or authorized persons are required in this section. Original Medallion Signature Guarantee is required. For a custodial or brokerage account, custodian approval is required.

COMPLETE FOR COX CAPITAL PARTNERS PURCHASE OFFER OF STARWOOD REAL ESTATE INCOME TRUST, INC. ONLY.

1. INVESTOR INFORMATION (required)

Account Number*

Please enter your account number with Starwood Real Estate Income Trust, Inc. You can find this by logging into your Starwood Real Estate Income Trust, Inc. account at:
https://www.secureaccountview.com/
BFWeb/clients/starwood/index

Investor Name(s)* Legal name(s) of the account owner(s) signing this form. For entities/trusts, list the authorized signer’s name and title (e.g., John A. Smith, Trustee).

Account Registration*

Exact title line as it appears on your account statement (e.g., “Fidelity IRA FBO John A. Smith”. This may differ from the investor name(s). You can access your statement at:
https://www.secureaccountview.com/
BFWeb/clients/starwood/index

Investor Phone Number* Please enter your phone number.
Investor Email Address* Please enter your email address.

Attach a recent account statement so we can verify registration and account number.

*Indicates required fields.

PLEASE VISIT COXCAPITALPORTAL.COM FOR HELP COMPLETING THE NECESSARY DOCUMENTATION

2. SHARE PURCHASE REQUEST (required)

NOTE: THIS FORM MAY ONLY BE USED TO TENDER ONE (1) SPECIFIC CLASS OF SHARES. YOU MUST FILL OUT A DIFFERENT ASSIGNMENT FORM FOR EACH CLASS OF SHARES TENDERED.

Please select the class of Shares being offered, you may only select one class of Shares:
☐	Class I Common Stock
☐	Class S Common Stock
Please identify the number of Shares of you are submitting for purchase.
☐	All Shares as of the expiration date
☐	Specific number of Shares

NOTE: If you choose the class of Shares incorrectly, Cox Capital Partners will amend this form, but still accept such form as a valid offer. This correction may impact the purchase price of your offer.

NOTE: Investors with Shares sold in this Offer will not receive interest on the purchase price under any circumstances and will not be entitled to receive any dividends with record dates that occur on or after the date that the Purchaser has accepted your Shares for purchase, when such Offer closes.

3. FINANCIAL ADVISOR INFORMATION (if applicable)
Advisor Name
Advisor Phone Number
Advisor Email Address
4. PAYMENT INSTRUCTIONS - COMPLETE ONLY SECTION A OR B

Please note that proceeds will be sent via wire/direct deposit only.

A.     CUSTODIAL ACCOUNTS (IRA and BROKER-CONTROLLED ACCOUNTS)

Custodian Name
BIN/Custodian Account Number

PLEASE VISIT COXCAPITALPORTAL.COM FOR HELP COMPLETING THE NECESSARY DOCUMENTATION

B.     NON-CUSTODIAL ACCOUNTS (DO NOT COMPLETE FOR IRA and BROKER-CONTROLLED ACCOUNTS)

Account Name
Bank/Financial Institution
Mailing Address
City, State, ZIP
Bank ABA Routing Number
Bank Account Number
Check one of the following:	☐	Checking	☐	Savings

PLEASE ATTACH A PRE-PRINTED VOIDED CHECK FOR NON-CUSTODIAL ACCOUNTS.

ATTACH VOIDED CHECK HERE

5. OFFER TO PURCHASE CONSIDERATIONS

The Purchaser’s Offer to Purchase contains limitations on the number of Shares it may purchase. If the number of Shares properly tendered prior to the Expiration Date exceeds the number of Shares available to be purchased, the Purchaser may not choose to accept additional Shares and properly tendered Shares may be subject to proration.

6. AUTHORIZED SIGNATURES

Signatures must be guaranteed by a bank, savings association, credit union, member firm of a domestic stock exchange or the Financial Industry Regulatory Authority that is an eligible guarantor institution. A notary public is not an acceptable guarantor. The guarantee must be in the form of a Medallion Signature Guarantee.

Broker-controlled accounts, e.g., IRAs or any custodial account, must receive custodial approval. Please note that your custodian may also require the Medallion Signature Guarantee.

By executing this Assignment Form, the undersigned hereby delivers to Cox Capital Partners in connection with the Offer to Purchase the number of Shares indicated above.

Owner/Authorized Person Signature	Date	Co-Owner Signature	Date

Medallion Signature Guarantee (required)		Custodian Approval (for custodial accounts)

PLEASE VISIT COXCAPITALPORTAL.COM FOR HELP COMPLETING THE NECESSARY DOCUMENTATION

7. IN GOOD ORDER CHECKLIST
☐	Form signed by all required owners
☐	Medallion Signature Guarantee or Custodial Approval
☐	Recent account statement attached/included
☐	Voided check attached for non-custodial accounts

PLEASE VISIT COXCAPITALPORTAL.COM FOR HELP COMPLETING THE NECESSARY DOCUMENTATION